Exhibit 99.1
NEWS RELEASE

Media Contact:	Investor Contact:
Gia L. Oei, 603-929-2489	Chet Mehta, 603-929-2260
E-mail: Gia.Oei@fishersci.com	E-mail: Chet.Mehta@fishersci.com
Fisher Scientific Reports Record Third-Quarter Results;
Company Raises 2005 EPS Guidance to New Range of $3.52 to $3.57 and
Expects 2006 EPS of at Least $4.05
HAMPTON, N.H., Nov. 8, 2005 — Fisher Scientific International Inc. (NYSE: FSH), a world leader in serving science, today reported record sales, earnings and cash flow for the three months ended Sept. 30, 2005, reflecting continued strength in its core scientific-research and healthcare markets and integration savings associated with the company’s 2004 merger with Apogent.
     “Fisher reported strong results for the quarter with sales, earnings and cash flow reaching new highs,” said Paul M. Montrone, chairman and chief executive officer. “We continue to successfully execute our strategic initiatives and are optimistic about the prospect of our performance heading into 2006.”
Third-Quarter Reported Results
     Fisher Scientific’s third-quarter sales increased 12.7 percent to $1,413.0 million compared with $1,254.3 million in the corresponding period of 2004. Excluding the effect of foreign exchange, sales totaled $1,411.7 million in the third quarter, a 12.6 percent increase over the same quarter in 2004, with 6.6 points of organic growth in the core scientific-research and healthcare markets. Including the expected soft demand for safety-related products, organic sales growth totaled 4.1 percent. Net income for the third quarter more than doubled to $93.5 million, or 73 cents per diluted share, compared with $36.1 million, or 34 cents per diluted share, in the third quarter of 2004.
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Fisher Scientific Reports Record Third-Quarter Results — Page 2
     For the nine months ended Sept. 30, 2005, sales totaled $4,155.5 million, a 25.7 percent increase over sales of $3,306.0 million in the corresponding period last year. Excluding the effect of foreign exchange, sales totaled $4,126.5 million, a 24.8 percent increase over sales for the first nine months of 2004. For the nine months ended Sept. 30, 2005, net income was $271.9 million, or $2.14 per diluted share. Net income in the corresponding period of 2004 was $115.4 million, or $1.42 per diluted share.
     For the first nine months of 2005, Fisher generated $395.8 million in cash from operations, compared with $242.5 million in the prior-year period, primarily reflecting growth in earnings. Year-to-date capital expenditures totaled $100.3 million. In the first nine months, free cash flow, defined as cash from operations less capital expenditures, totaled $295.5 million.
Pro Forma Financial Results
     The following discussion excludes nonrecurring costs and special items in 2004 and 2005. In the attached supplemental information tables, these items are reconciled to the most directly comparable financial measures computed in accordance with generally accepted accounting principles in the United States (GAAP).
     Income from operations for the third quarter increased to $186.4 million compared with $145.2 million in the third quarter of 2004. Third-quarter net income increased to $118.7 million compared with net income of $80.2 million in the same period of 2004, reflecting an improvement in operating income and a reduced tax rate. Diluted earnings per share (EPS) were 92 cents in the third quarter compared with 75 cents in the third quarter of the prior year. Diluted EPS excluding intangible asset amortization expense, net of tax, totaled 99 cents compared with 82 cents in the same period last year.
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Fisher Scientific Reports Record Third-Quarter Results — Page 3
     Income from operations for the nine-month period increased to $542.7 million compared with $313.2 million during the same period in the prior year. Net income for the first nine months of 2005 increased to $334.8 million compared with $172.4 million in the same period of 2004. Year-to-date earnings were $2.63 per diluted share compared with $2.12 per diluted share in the corresponding period of 2004. Diluted EPS excluding intangible asset amortization expense, net of tax, increased to $2.83 for the nine-month period compared with $2.27 for the same period last year.
Business-Segment Results
     Excluding the effect of foreign exchange, sales of scientific products and services in the third quarter totaled $1,058.9 million, an 11.9 percent increase compared with the same period in 2004, with 6.7 points of organic growth in the core scientific-research market. The organic sales growth was driven by strong demand across virtually all segments of this market. Operating income increased to $144.9 million from $112.3 million in the corresponding period of 2004.
     Year to date, excluding the effect of foreign exchange, sales of scientific products and services increased 22.9 percent to $3,047.0 million compared with $2,478.5 million in the first nine months of 2004. Operating income grew 63.3 percent in the nine-month period to $416.5 million compared with $255.1 million in the same period in 2004.
     Sales of healthcare products and services increased to $317.5 million in the third quarter, a 15.5 percent increase compared with $275.0 million in the prior year’s quarter, primarily reflecting broad-based demand for Fisher’s immunohistochemistry products and increased sales of clinical-laboratory supplies. Organic sales growth for the period totaled 4.8 percent. Operating income increased to $41.7 million compared with $32.4 million in the third quarter last year.
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Fisher Scientific Reports Record Third-Quarter Results — Page 4
     For the first nine months, sales of healthcare products and services totaled $980.4 million compared with $721.9 million in the first nine months of 2004. Year-to-date operating income more than doubled to $126.3 million from $56.5 million in the corresponding period last year.
     Third-quarter sales in the laboratory-workstations segment increased to $53.3 million, a 19.8 percent increase from $44.5 million in the prior year. The segment reported an operating loss of $0.3 million in the quarter, compared with operating income of $0.8 million in the same period last year. Backlog totaled $113.2 million at the end of the quarter compared with $128.7 million at the same time in 2004.
     Year-to-date sales in the laboratory-workstations segment were $150.1 million compared with $126.3 million in the prior-year period. Operating income for the nine-month period was break even, compared with $1.9 million in the prior year.
Recent Transaction
     On Oct. 3, Fisher Scientific completed the acquisition of privately held Duke Scientific Corporation. Utilizing its unique microsphere technology, Duke Scientific produces nanometer-particle microscopic beads used in laboratories for quality control and analysis, instrument calibration, as well as diagnostic-test kits. The acquisition enhances Fisher’s portfolio of higher-margin proprietary products.
Company Outlook
     For 2005, Fisher Scientific expects to achieve its revenue growth target, excluding foreign-exchange effects, of approximately 21 percent. The company is raising its 2005 earnings guidance to a range of $3.52 to $3.57 per diluted share from its previously announced range of $3.47 to $3.52 per diluted share, reflecting continued strong operating results and a lower tax rate. Diluted EPS excluding intangible asset amortization expense, net of tax, is expected to be in the range of $3.79 to $3.84.
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Fisher Scientific Reports Record Third-Quarter Results — Page 5
     Fisher expects to be at the high end of its operating cash flow range of $560 million to $590 million, reflecting strong operating earnings and continued improvements in working capital management. For 2005, the company expects capital expenditures to total approximately $130 million. As a result, Fisher expects free cash flow for 2005 will be approximately $450 million, exceeding its previous estimate of $420 million.
     Fisher Scientific’s earnings guidance excludes one-time costs for the Apogent transaction of approximately $60 million ($38.5 million, net of tax) related to inventory step-up amounts, restructuring and other integration costs in 2005. These one-time costs include cash charges of approximately $40 million. The adjusted earnings guidance also excludes $71 million ($45 million, net of tax) of charges associated with debt refinancings and $16 million, net of tax, gain on the sale of Atos.
     For 2006, Fisher Scientific expects total revenue growth, including the effect of acquisitions completed to date, to be in the 8 percent to 9 percent range with organic growth in the range of 6 percent to 7 percent. For the full year 2006, Fisher expects operating margins to approach 14 percent. The company projects 2006 earnings will be at least $4.05 per diluted share, with diluted EPS excluding intangible asset amortization expense, net of tax, of at least $4.35. When the company announces its fourth-quarter earnings it will provide a range for 2006 EPS. The company’s guidance does not include the effect of equity-based compensation expense, which is expected to be approximately 30 cents per share, similar to the amount per share expected in 2005. Fisher projects 2006 cash from operations of at least $675 million and free cash flow of at least $525 million.
Conference Call Scheduled
     Fisher will host a teleconference on Wednesday, Nov. 9, to discuss its third-quarter financial results and guidance for 2005 and 2006.
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Fisher Scientific Reports Record Third-Quarter Results — Page 6

Live Conference Call

Dial-in:	800-299-8538, Domestic
617-786-2902, International
Title: Fisher Scientific Earnings Call (no access code needed)

Audio Replay

Access #:	888-286-8010, Domestic
617-801-6888, International
Replay Passcode: 37828541
     The replay will be available for two weeks following the conference call. The conference call will also be webcast on Fisher’s Web site (www.fisherscientific.com) and will be archived until Dec. 9.
Fisher Scientific: A World Leader in Serving Science
Fisher Scientific International Inc. (NYSE: FSH) is a leading provider of products and services to the scientific community. Fisher facilitates discovery by supplying researchers and clinicians in labs around the world with the tools they need. We serve pharmaceutical and biotech companies; colleges and universities; medical-research institutions; hospitals; reference, quality-control, process-control and R&D labs in various industries; as well as government agencies. From biochemicals, cell-culture media and proprietary RNAi technology to rapid-diagnostic tests, safety products and other consumable supplies, Fisher provides more than 600,000 products and services. This broad offering, combined with Fisher’s globally integrated supply chain and unmatched sales and marketing presence, helps make our 350,000 customers more efficient and effective at what they do.
Founded in 1902, Fisher Scientific is a FORTUNE 500 company and is a component of the S&P 500 Index. Fisher has approximately 17,500 employees worldwide, and our annual revenues are expected to exceed $5.5 billion in 2005. Fisher Scientific is a company committed to high standards and delivering on our promises — to customers, shareholders and employees alike. Additional information about Fisher is available on the company’s Web site at www.fisherscientific.com.
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Fisher Scientific Reports Record Third-Quarter Results — Page 7
Use of Non-GAAP Financial Measures
To supplement Fisher Scientific’s financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the company provides certain non-GAAP measures of financial performance and liquidity, as more fully discussed below.
Fisher Scientific defines adjusted net income, adjusted diluted net income per share (also referred to as adjusted diluted earnings per share), adjusted operating income and adjusted operating margin as net income, diluted net income per share, operating income and operating margin, respectively, each computed in accordance with GAAP, excluding items that the company considers to be nonrecurring to the company’s operations. The company calculates and discloses these non-GAAP measures because it believes that these measures may assist investors in evaluating trends of the company’s operating results without regard to items that are not considered recurring. Fisher defines adjusted diluted net income per share excluding intangible asset amortization as adjusted diluted net income per share less amortization of intangible assets as calculated on a per diluted share basis. The company calculates and discloses this measure because it believes that the exclusion of the intangibles amortization may assist investors in evaluating the company’s operating results that are consistent over time for both newly acquired and historical businesses. The company defines free cash flow as cash provided by operating activities less capital expenditures, each computed in accordance with GAAP. Fisher Scientific believes that free cash flow is a useful measure of liquidity.
Investors should recognize these non-GAAP measures may not be comparable to similarly titled measures of other companies and that the measures presented are not a substitute or alternative for measures of financial performance determined in accordance with GAAP.
Forward-looking Statements
This announcement includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements are based on current expectations and projections about future events. No assurances can be given that Fisher Scientific’s assumptions and expectations will prove to have been correct, and actual results could vary materially from these assumptions and expectations. Important factors that could cause actual results to differ materially from the results predicted include challenges presented by our acquisitions; economic and political risks related to our international operations; changes in the healthcare industry; the impact of government regulation; dependence on our customers’ research and development efforts; and changes or disruptions in our relationships with our customers, suppliers and key employees, together with other potential risks and uncertainties, all of which are detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Fisher Scientific’s annual reports on Form 10-K and its other filings with the Securities and Exchange Commission. Copies of such reports are available on Fisher Scientific’s Web site at www.fisherscientific.com and on the SEC’s Web site at www.sec.gov. Fisher Scientific undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Table 1
Fisher Scientific International Inc.
Consolidated Statement of Operations
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net sales	$1,413.0	$1,254.3	$4,155.5	$3,306.0

Cost of sales	930.0	896.9	2,742.8	2,375.7

Selling, general and administrative expense	309.7	264.8	922.7	687.1

Restructuring expense	4.3	1.6	17.6	1.6

Operating income	169.0	91.0	472.4	241.6

Interest expense	21.9	28.7	80.1	73.7

Other expense, net	36.0	14.9	63.7	15.2

Income from continuing operations before income taxes	111.1	47.4	328.6	152.7

Income tax provision	17.9	12.5	73.9	41.5

Income from continuing operations	93.2	34.9	254.7	111.2
Income from discontinued operations, including gain on disposal of $0.3 and $17.0, net of tax for the three- and nine-month periods ended September 30, 2005, respectively	0.3	1.2	17.2	4.2

Net income	$93.5	$36.1	$271.9	$115.4

Basic net income per common share:
Income from continuing operations	$0.77	$0.35	$2.11	$1.46
Income from discontinued operations	0.00	0.01	0.14	0.06

Net income	$0.77	$0.36	$2.25	$1.52

Diluted net income per common share:
Income from continuing operations	$0.73	$0.33	$2.00	$1.37
Income from discontinued operations	0.00	0.01	0.14	0.05

Net income	$0.73	$0.34	$2.14	$1.42

Weighted average common shares outstanding:
Basic	122.2	99.2	120.9	75.7

Diluted	128.5	106.3	127.2	81.5

Atos Medical Holding AB was sold on April 5, 2005, and is reflected as a discontinued operation for all periods presented.

Table 2
Fisher Scientific International Inc.
Segment Results
(in millions)
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
		Growth			Growth
	2005	Rate	2004	2005	Rate	2004
Net sales

Scientific Products and Services	$1,060.1	12.1%	$945.9	$3,074.3	24.0%	$2,478.5

Healthcare Products and Services	317.5	15.5%	275.0	980.4	35.8%	721.9

Laboratory Workstations	53.3	19.8%	44.5	150.1	18.8%	126.3

Eliminations	(17.9)		(11.1)	(49.3)		(20.7)

Total	$1,413.0	12.7%	$1,254.3	$4,155.5	25.7%	$3,306.0

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
		Operating		Operating		Operating		Operating
	2005	Margin	2004	Margin	2005	Margin	2004	Margin
Operating income

Scientific Products and Services	$144.9	13.7%	$112.3	11.9%	$416.5	13.5%	$255.1	10.3%

Healthcare Products and Services	41.7	13.1%	32.4	11.8%	126.3	12.9%	56.5	7.8%

Laboratory Workstations	(0.3)	-0.6%	0.8	1.8%	—	0.0%	1.9	1.5%

Eliminations	0.1		(0.3)		(0.1)		(0.3)

Segment sub-total	186.4	13.2%	145.2	11.6%	542.7	13.1%	313.2	9.5%

Restructuring expense	(4.3)		(1.6)		(17.6)		(1.6)
Acquisition and integration costs	(12.5)		(8.2)		(32.0)		(9.7)
Inventory step-up	(0.6)		(44.4)		(20.7)		(60.3)

Operating income	$169.0	12.0%	$91.0	7.3%	$472.4	11.4%	$241.6	7.3%

Table 3
Fisher Scientific International Inc.
Condensed Consolidated Balance Sheet
(in millions)

	September 30,	December 31,
	2005	2004
	(UNAUDITED)
ASSETS

Current assets:
Cash and cash equivalents	$189.2	$162.5
Accounts receivable	730.8	632.8
Inventories	603.2	622.4
Other current assets	289.5	264.5
Assets held for sale	—	94.2

Total current assets	1,812.7	1,776.4

Property, plant and equipment	820.6	785.4
Goodwill	3,767.5	3,756.9
Intangible assets	1,589.4	1,565.4
Other assets	184.0	206.1

Total assets	$8,174.2	$8,090.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$39.5	$39.4
Accounts payable	476.7	468.5
Accrued and other current liabilities	397.9	452.9
Liabilities held for sale	—	8.9

Total current liabilities	914.1	969.7

Long-term debt	2,152.8	2,309.2
Other long-term liabilities	939.0	941.3

Total liabilities	4,005.9	4,220.2

Stockholders’ equity	4,168.3	3,870.0

Total liabilities and stockholders’ equity	$8,174.2	$8,090.2

Atos Medical Holding AB was sold on April 5, 2005, and is reflected as a discontinued operation for all periods presented.

Table 4
Fisher Scientific International Inc.
Condensed Consolidated Statement of Cash Flows
(in millions)
(UNAUDITED)

	Nine Months Ended
	September 30,
	2005	2004
Cash flows from operating activities:
Net income	$271.9	$115.4
Depreciation and amortization	149.5	92.2
Other adjustments to reconcile net income to cash provided by operating activities	94.4	29.5
Changes in working capital and other assets and liabilities	(120.0)	5.4

Cash provided by operating activities	395.8	242.5

Cash flows from investing activities:
Capital expenditures	(100.3)	(57.1)
Acquisitions, net of cash acquired	(263.8)	(326.2)
Proceeds from sale of business	109.5	—
Other investing activities	8.0	(2.3)

Cash used in investing activities	(246.6)	(385.6)

Cash flows from financing activities:
Proceeds from stock options exercised	119.0	92.1
Net change in debt	(150.1)	290.7
Other financing activities	(78.3)	(26.8)

Cash (used in) provided by financing activities	(109.4)	356.0

Effect of exchange rate changes on cash and cash equivalents	(13.1)	(0.3)

Net change in cash and cash equivalents	26.7	212.6
Cash and cash equivalents — beginning of period	162.5	83.8

Cash and cash equivalents — end of period	$189.2	$296.4

Table 5
Fisher Scientific International Inc.
Statement of Operations
Supplemental Information
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended
	September 30, 2005			September 30, 2004
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net sales	$1,413.0	$—	$1,413.0	$1,254.3	$—	$1,254.3

Cost of sales	930.0	(6.7)	923.3	896.9	(46.0)	850.9

Selling, general and administrative expense	309.7	(6.4)	303.3	264.8	(6.6)	258.2

Restructuring expense	4.3	(4.3)	—	1.6	(1.6)	—

Operating income	169.0	17.4	186.4	91.0	54.2	145.2

Interest expense	21.9	5.3	27.2	28.7	—	28.7

Other (income) expense, net	36.0	(38.3)	(2.3)	14.9	(15.5)	(0.6)

Income from continuing operations before income taxes	111.1	50.4	161.5	47.4	69.7	117.1

Income tax provision	17.9	24.9	42.8	12.5	25.6	38.1

Income from continuing operations	93.2	25.5	118.7	34.9	44.1	79.0

Income from discontinued operations, including gain on disposal of $0.3, net of tax for the three-month period ended September 30, 2005	0.3	(0.3)	—	1.2	—	1.2

Net income	$93.5	$25.2	$118.7	$36.1	$44.1	$80.2

Diluted net income per common share	$0.73	$0.19	$0.92	$0.34	$0.41	$0.75

Diluted weighted average common shares outstanding	128.5		128.5	106.3		106.3

Additional Supplemental Information and Reconciliation of GAAP to Non-GAAP EPS
GAAP diluted earnings per share	$0.73			$0.34

Adjustments (above)	0.19			0.41

Intangible asset amortization, net of tax	0.07			0.07

Diluted earnings per share, excluding adjustments and intangible asset amortization, net of tax	$0.99			$0.82

Atos Medical Holding AB was sold on April 5, 2005, and is reflected as a discontinued operation for all periods presented.

Table 5A
Fisher Scientific International Inc.
Statement of Operations
Supplemental Information — Adjustments
(in millions)
(unaudited)

	Three Months Ended September 30, 2005
								Income from
								Continuing		Income	Income
								Operations	Income	from	from
		Cost of	SG&A	Restructuring	Operating	Interest	Other	Before	Tax	Continuing	Discontinued	Net
	Pro Forma Adjustment	Sales	Expense	Expense	Income	Expense	Expense	Income Taxes	Provision	Operations	Operations	Income
(1)	Acquisition and integration costs	$(3.9)	$(5.6)	$—	$9.5	$—	$—	$9.5	$3.4	$6.1	$—	$6.1
(2)	Asset impairment and other costs	(2.8)	(0.8)	—	3.6	—	—	3.6	1.3	2.3	—	2.3
(3)	Debt refinancing costs	—	—	—	—	—	(38.3)	38.3	13.8	24.5	—	24.5
(4)	Gain on interest rate swap	—	—	—	—	5.3	—	(5.3)	(1.9)	(3.4)	—	(3.4)
(5)	Restructuring expense	—	—	(4.3)	4.3	—	—	4.3	1.5	2.8	—	2.8
(6)	Atos Medical Holding AB	—	—	—	—	—	—	—	—	—	(0.3)	(0.3)
(7)	Income taxes	—	—	—	—	—	—	—	6.8	(6.8)	—	(6.8)

		$(6.7)	$(6.4)	$(4.3)	$17.4	$5.3	$(38.3)	$50.4	$24.9	$25.5	$(0.3)	$25.2

	Three Months Ended September 30, 2004
								Income from
								Continuing		Income	Income
								Operations	Income	from	from
		Cost of	SG&A	Restructuring	Operating	Interest	Other	Before	Tax	Continuing	Discontinued	Net
	Pro Forma Adjustment	Sales	Expense	Expense	Income	Expense	Expense	Income Taxes	Provision	Operations	Operations	Income
(1)	Acquisition and integration costs	$(46.0)	$(6.6)	$—	$52.6	$—	$—	$52.6	$19.3	$33.3	$—	$33.3
(3)	Debt refinancing costs	—	—	—	—	—	(15.5)	15.5	5.7	9.8	—	9.8
(5)	Restructuring expense	—	—	(1.6)	1.6	—	—	1.6	0.6	1.0	—	1.0

		$(46.0)	$(6.6)	$(1.6)	$54.2	$—	$(15.5)	$69.7	$25.6	$44.1	$—	$44.1

(1)	Represents planned inventory step-up ($0.6 and $44.4 before tax in 2005 and 2004, respectively) and integration and other costs ($8.9 and $8.2 before tax in 2005 and 2004, respectively).

(2)	Represents non-cash write-off of long-lived assets and other facility related charges associated with the closure/exit of certain facilities and integration of business units.

(3)	Represents refinancing costs primarily incurred in connection with the cash tender offer and redemption of the 8% senior subordinated notes and open market purchases of the 8 1/8% senior subordinated notes. 2004 amounts represent charges associated with deferred financing fees.

(4)	Represents gain recognized on termination of interest rate swaps.

(5)	Represents restructuring expenses, including employee termination and other exit costs associated with various consolidation projects.

(6)	Represents the gain on sale of Atos Medical Holding AB during the period.

(7)	Represents a credit related to finalizing certain domestic and foreign tax audits and negotiations.

Table 6
Fisher Scientific International Inc.
Statement of Operations
Supplemental Information
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended
	September 30, 2005			September 30, 2004
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net sales	$4,155.5	$—	$4,155.5	$3,306.0	$—	$3,306.0

Cost of sales	2,742.8	(31.7)	2,711.1	2,375.7	(61.9)	2,313.8

Selling, general and administrative expense	922.7	(21.0)	901.7	687.1	(8.1)	679.0

Restructuring expense	17.6	(17.6)	—	1.6	(1.6)	—

Operating income	472.4	70.3	542.7	241.6	71.6	313.2

Interest expense	80.1	5.3	85.4	73.7	—	73.7

Other (income) expense, net	63.7	(68.6)	(4.9)	15.2	(17.7)	(2.5)

Income from continuing operations before income taxes	328.6	133.6	462.2	152.7	89.3	242.0

Income tax provision	73.9	54.4	128.3	41.5	32.3	73.8

Income from continuing operations	254.7	79.2	333.9	111.2	57.0	168.2

Income from discontinued operations including gain on disposal of $17.0, net of tax for the nine-month period ended September 30, 2005	17.2	(16.3)	0.9	4.2	—	4.2

Net income	$271.9	$62.9	$334.8	$115.4	$57.0	$172.4

Diluted net income per common share	$2.14	$0.49	$2.63	$1.42	$0.70	$2.12

Diluted weighted average common shares outstanding	127.2		127.2	81.5		81.5

Additional Supplemental Information and Reconciliation of GAAP to Non-GAAP EPS
GAAP diluted earnings per share	$2.14			$1.42

Adjustments (above)	0.49			0.70

Intangible asset amortization, net of tax	0.20			0.15

Diluted earnings per share, excluding adjustments and intangible asset amortization, net of tax	$2.83			$2.27

Atos Medical Holding AB was sold on April 5, 2005, and is reflected as a discontinued operation for all periods presented.

Table 6A
Fisher Scientific International Inc.
Statement of Operations
Supplemental Information — Adjustments
(in millions)
(unaudited)
Nine Months Ended September 30, 2005

							Income from
							Continuing		Income	Income
							Operations	Income	from	from
	Cost of	SG&A	Restructuring	Operating	Interest	Other	Before	Tax	Continuing	Discontinued	Net
Pro Forma Adjustment	Sales	Expense	Expense	Income	Expense	Expense	Income Taxes	Provision	Operations	Operations	Income
(1) Acquisition and integration costs	$(28.2)	$(16.4)	$—	$44.6	$—	$0.5	$44.1	$15.5	$28.6	$—	$28.6
(2) Asset impairment and other costs	(3.5)	(4.6)	—	8.1	—	—	8.1	2.9	5.2	—	5.2
(3) Debt refinancing costs	—	—	—	—	—	(70.5)	70.5	25.4	45.1	—	45.1
(4) Interest rate swap	—	—	—	—	5.3	—	(5.3)	(1.9)	(3.4)	—	(3.4)
(5) Gain on sale of investment	—	—	—	—	—	1.4	(1.4)	(0.5)	(0.9)	—	(0.9)
(6) Restructuring expense	—	—	(17.6)	17.6	—	—	17.6	6.2	11.4	—	11.4
(7) Atos Medical Holding AB	—	—	—	—	—	—	—	—	—	(16.3)	(16.3)
(8) Income taxes	—	—	—		—	—	—	6.8	(6.8)	—	(6.8)

	$(31.7)	$(21.0)	$(17.6)	$70.3	$5.3	$(68.6)	$133.6	$54.4	$79.2	$(16.3)	$62.9

Nine Months Ended September 30, 2004

							Income from
							Continuing		Income	Income
							Operations	Income	from	from
	Cost of	SG&A	Restructuring	Operating	Interest	Other	Before	Tax	Continuing	Discontinued	Net
Pro Forma Adjustment	Sales	Expense	Expense	Income	Expense	Expense	Income Taxes	Provision	Operations	Operations	Income
(1) Acquisition and integration costs	$(61.9)	$(8.1)	$—	$70.0	$—	$—	$70.0	$25.2	$44.8	$—	$44.8
(3) Debt refinancing costs	—	—	—	—	—	(15.5)	15.5	5.7	9.8	—	9.8
(6) Restructuring expense	—	—	(1.6)	1.6	—	—	1.6	0.6	1.0	—	1.0
(9) Termination of F/X contract	—	—	—	—	—	(2.2)	2.2	0.8	1.4	—	1.4

	$(61.9)	$(8.1)	$(1.6)	$71.6	$—	$(17.7)	$89.3	$32.3	$57.0	$—	$57.0

(1)	Represents planned inventory step-up ($20.7 and $60.3 before tax in 2005 and 2004, respectively), integration and other costs ($23.9 and $9.7 before tax in 2005 and 2004, respectively) and other nonrecurring income ($0.5 and $0.0 before tax in 2005 and 2004, respectively) associated with acquisitions and integration.

(2)	Represents non-cash write-off of long-lived assets and other facility related charges associated with the closure/exit of certain facilities and integration of business units.

(3)	Represents refinancing costs primarily incurred in connection with the cash tender offer and redemption of the 8% senior subordinated notes and the cash tender offer and open market purchases of the 8 1/8% senior subordinated notes. 2004 amounts represent charges associated with deferred financing fees.

(4)	Represents gain recognized on termination of interest rate swaps.

(5)	Represents a gain attributable to the sale of an investment.

(6)	Represents restructuring expenses, including employee termination and other exit costs associated with various consolidation projects.

(7)	Represents the gain on sale of Atos Medical Holding AB, net of stock compensation expense related to the acceleration of stock options.

(8)	Represents a credit related to finalizing certain domestic and foreign tax audits and negotiations.

(9)	Represents charge associated with termination of a foreign currency exchange contract.